Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A COLORADO LIMITED LIABILITY COMPANY UNDER THE NAME OF “CLIP INTERACTIVE, LLC” TO A DELAWARE CORPORATION, CHANGING ITS NAME FROM "CLIP INTERACTIVE, LLC" TO "AUDDIA INC.",FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF FEBRUARY, A.D. 2021, AT 3:05 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE SIXTEENTH DAY OF FEBRUARY, A.D. 2021 AT 5 O'CLOCK P.M.

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State of Delaware
Secretary of State
Division of Corporations
Delivered 03:05 PM 02/16/2021
STATE OF DELAWARE	FILED 03:05 PM 02/16/2021
SR 20210477860 - File Number 5096256

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A CORPORATION

Pursuant to Title 8, Section 265 of the Delaware General Corporation Law, the undersigned, on behalf of Clip Interactive, LLC, a Colorado limited liability company, does hereby submit this Certificate of Conversion for the purpose of converting to a Delaware corporation.

1.	The date on which the Limited Liability Company was first formed is January 14, 2012.

2.	The jurisdiction in which the Limited Liability Company was first formed is the State of Colorado.

3.	The jurisdiction of the Limited Liability Company immediately prior to the filing of this Certificate of Conversion is the State of Colorado.

4.	The name of the Limited Liability Company immediately prior to the filing of this Certificate of Conversion is "Clip Interactive, LLC".

5.	The name of the Corporation as set forth in its Certificate of Incorporation filed in accordance with Section 265(b)(2) of the Delaware General Corporation Law is "Auddia Inc.".

6.	The Conversion shall become effective at 5:00 p.m. Eastern Time on February 16, 2021.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting limited liability company has executed this Certificate on this 16th day of February, 2021.

Clip Interactive, LLC

By: /s/ Michael Lawless

Name: Michael Lawless

Title: President and Chief Executive

Officer

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Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “AUDDIA INC.” FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF FEBRUARY, A.D. 2021, AT 3:05 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF INCORPORATION IS THE SIXTEENTH DAY OF FEBRUARY, A.D. 2021 AT 5 O'CLOCK P.M.

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State of Delaware
Secretary of State
Division of Corporations
Delivered 03:05 PM 02/16/2021
CERTIFICATE OF INCORPORATION	FILED 03:05 PM 02/16/2021
SR 20210477860 - File Number 5096256

OF

AUDDIA INC.

A DELAWARE CORPORATION

ARTICLE I.

The name of this company is AUDDIA INC. (the "Company").

ARTICLE II.

The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and the name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.

ARTICLE III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

ARTICLE IV.

A.                 This Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and ".Preferred Stock." The total number of shares which the Company is authorized to issue is one hundred ten million (110,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, having a par value per share of $0.001. Ten million (10,000,000) shares shall be Preferred Stock, having a par value per share of $0.001.

B.                 The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the "Board of Directors") is hereby expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

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C.                 Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

ARTICLE V.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.       MANAGEMENT OF BUSINESS. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B.       BOARD OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders. Each director shall hold office until the next annual meeting of stockholders and thereafter until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C.       REMOVAL OF DIRECTORS.

1.                   Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause.

2.                   Subject to any limitation imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

D.       VACANCIES. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

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E.       BYLAW AMENDMENTS.

1.            The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

2.            The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

3.            No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.

4.            Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

ARTICLE VI.

A.            The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

B.            To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C.            Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE VII.

Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company; (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company's stockholders; (C) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws of the Company; or (D) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine. This Article VI shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended or any other claim for which the federal courts have exclusive jurisdiction.

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Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.

ARTICLE VIII.

A.                   The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.                    Notwithstanding any other provisions of this Certificate of Incorporation or any provision of applicable law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Company required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.

ARTICLE IX.

The name and address of the incorporator are as follows:

Michael Lawless	5755 Central Avenue, #C
Boulder, CO 80301

ARTICLE X.

The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the corporation, or until their successors are duly elected and qualified, are:

Jeffrey Thramann	5755 Central Avenue, #C
Boulder, CO 80301

Michael Lawless	5755 Central Avenue, #C
Boulder, CO 80301

Stephen Deitsch	5755 Central Avenue, #C
Boulder, CO 80301

Timothy J. Hanlon	5755 Central Avenue, #C
Boulder, CO 80301

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IN WITNESS WHEREOF, the undersigned incorporator has executed this Certificate of Incorporation on February 16, 2021.

This Certificate of Incorporation shall become effective at 5:00 p.m. Eastern Time on February 16, 2021

By: /s/ Michael Lawless

Michael Lawless

Incorporator

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